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                         BAYPORT RESTAURANT GROUP, INC.

                                     PROXY

  SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD     ,
                                      1996

  The undersigned hereby appoints David J. Connor and William D. Korenbaum, and each of them with full power of substitution, to vote all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders of
Bayport Restaurant Group, Inc. to be held on     , 1996, or adjournments
thereof, on the following as specified and on such other matters as may properly come before the meeting.

  1. To approve and adopt an Agreement and Plan of Merger, dated as of April 18, 1996, among Landry's Seafood Restaurants, Inc., Landry's Acquisition, Inc. and Bayport Restaurant Group, Inc.

                        [_]  FOR[_]  AGAINST[_]  ABSTAIN

  2. To transact such other business as may properly come before the meeting.

                        [_]  FOR[_]  AGAINST[_]  ABSTAIN

When properly executed, this proxy will be voted as directed.

                                         Dated: _________________________, 1996

                                         --------------------------------------
                                         Signature

                                         --------------------------------------
                                         Signature if held jointly

                                         Please sign exactly as name appears
                                         on this Proxy. If shares are
                                         registered in more than one name, the
                                         signatures of all such holders are
                                         required. A corporation should sign
                                         its full corporate name by a duly
                                         authorized officer, stating such
                                         officer's title and official
                                         capacity, giving the full title as
                                         such. A partnership should sign in
                                         the partnership name by a duly
                                         authorized person, stating such
                                         person's title and relationship.

 IMPORTANT: PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO
                              POSTAGE IS REQUIRED.